Exhibit 99.1

RH Reports Record First Quarter Results and Raises Fiscal 2021 Outlook

CORTE MADERA, Calif.--(BUSINESS WIRE)--June 9, 2021--RH (NYSE: RH) has released its financial results for the first quarter ended May 1, 2021, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website. To view the letter and quarterly results, please visit ir.rh.com.

As previously announced, RH leadership will host a live question and answer conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The live question and answer conference call may be accessed by dialing 866.940.6255 or 270.215.9567. The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers its collections through its retail galleries across North America, the Company’s multiple Source Books, and online at RH.com, RHModern.com, RHBabyandChild.com, RHTeen.com and Waterworks.com.

CONTACTS

PRESS CONTACT

Chelsea Allen, callen@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com